CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

DONALD H. ROLFE, Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of American Funds U.S. Small and Mid Cap Equity Fund (the "Registrant"), each certify to the best of her or his knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended August 31, 2025 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

American Funds U.S. Small and Mid Cap Equity Fund

/s/ Donald H. Rolfe

Donald H. Rolfe, Principal Executive Officer

Date: October 31, 2025

Principal Financial Officer

American Funds U.S. Small and Mid Cap Equity Fund

/s/ Gregory F. Niland

Gregory F. Niland, Treasurer and Principal Financial Officer

Date: October 31, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Funds U.S. Small and Mid Cap Equity Fund and will be retained by American Funds U.S. Small and Mid Cap Equity Fund and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.